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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 JULY 30, 2002




                               HESKA CORPORATION
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         DELAWARE                   000-2247                 77-0192527
     ----------------       ------------------------     ------------------
     (STATE OR OTHER        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
     JURISDICTION OF                                     IDENTIFICATION NO.)
     INCORPORATION OR
      ORGANIZATION)



                             1613 PROSPECT PARKWAY
                          FORT COLLINS, COLORADO 80525
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              (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE
                                    OFFICES)




              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (970) 493-7272
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ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On July 30, 2002, we dismissed our independent auditor Arthur Andersen LLP ("Andersen"), and engaged KPMG LLP ("KPMG") as our new independent auditor for
our current fiscal year ending December 31, 2002.   Our Audit Committee
recommended the change of auditor, and our Board of Directors approved the change.

     During our two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 30, 2002, there were: (1) no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports, and (2) no reportable events described under Item 304 (a) (1) (v) of Regulation S-K. The audit reports of Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We have provided Andersen with a copy of the foregoing disclosures. After reasonable efforts, we have been unable to obtain the letter from Andersen that is required by Item 304(a)(3) of Regulation S-K. We have therefore not included such letter as an exhibit to this Current Report on Form 8-K pursuant to Item 304T(b)(2) of Regulation S-K.

     During our two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 30, 2002, we did not consult with KPMG regarding any of the matters or events set forth in Item 304 (a) (2) (i) and
(ii) of Regulation S-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HESKA CORPORATION
                                   a Delaware corporation


Dated:  July 30, 2002              By: /s/ Jason A. Napolitano
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                                   Jason A. Napolitano, Executive Vice
                                    President and Chief Financial Officer